                 THIRD AMENDMENT TO FORBEARANCE LETTER AGREEMENT
                             AND AMENDMENT AGREEMENT


         This Third Forbearance and Amendment Agreement (the "Third Amendment") is dated as of August 27, 1999 (the "Third Amendment Closing Date") and is made and entered into by and among First Union National Bank, as Collateral Agent, Administrative Agent and Issuing Lender (in all such capacities, the "Agent"), First Union Commercial Corporation, as Swingline Lender and Lender (the "Swingline Lender"), Fleet Bank, N.A., as Lender, State Street Bank and Trust Company, as Lender and Mellon Bank, N.A., as Lender (all of the foregoing, individually, a "Lender," and collectively, the "Lender Group") and Condor Technology Solutions, Inc., Computer Hardware Maintenance Company, Inc., Corporate Access Inc., Decision Support Technology, Inc., Federal Computer Corporation, Global Core Strategies Acquisition, Inc., Interactive Software Systems Incorporated, Inventure Group, Inc., LINC Systems Corporation, Louden Associates, Inc., Management Support Technology Corp., MIS Technologies, Inc., Powercrew, Inc., Titan Technologies Group L.L.C., U.S. Communications, Inc. and Condor System Solutions, Inc., as Borrowers (collectively, the "Borrowers").

                                   BACKGROUND

     A. Pursuant to various loan agreements and documents, the Lender Group has extended certain Revolving Loans (the "Revolving Credit Facility"), Swingline Loans (the "Swingline Loan Facility), and a Term Loan Facility (the "Term Loan Facility" and, together with the Revolving Credit Facility and the Swingline Loan Facility, the "Facilities") to the Borrowers. Such loan agreements and documents (collectively, the "Existing Loan Documents") include, without limitation, the following:

     1. that certain Credit Agreement dated as of April 16, 1999 by and among the Borrowers, the Lenders (including First Union National Bank, as Lender) referred to therein and the Agent (as amended from time to time prior to the Third Amendment Closing Date, the "Existing Credit Agreement," and as amended hereby and from time to time hereafter, the "Credit Agreement");

     2. that certain Collateral Agreement dated as of April 16, 1999, by the Borrowers, as Grantors, in favor of the Agent (the "Collateral Agreement");

     3. those certain Revolving Credit Notes each dated April 16, 1999, by the Borrowers in favor of each of the Lenders (collectively, the "Revolving Credit Notes");

     4. that certain Swingline Note dated April 16, 1999, by the Borrowers in favor of the Swingline Lender (the "Swingline Credit Note");

     5. that certain Term Note dated April 16, 1999, by the Borrowers in favor of First Union National Bank (the "Term Note," and together with the Revolving Credit Notes and the Swingline Note, the "Notes");

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


     6. various Uniform Commercial Code financing statements, corporate authorization documents, and other loan and security documents executed and delivered by any one or more of either the Lenders or the Borrowers in connection with the Facilities prior to the Third Amendment Closing Date; and

     7. that certain Forbearance Letter Agreement dated as of July 23, 1999 (the "Forbearance Letter Agreement"), as amended by the First Amendment to Forbearance Letter Agreement dated as of July 30, 1999, by and among the Borrowers and the Lenders party thereto, and the Second Amendment to Forbearance Letter Agreement dated as of August 13, 1999, as amended, by and among the Borrowers and the Lenders party thereto, and this Third Amendment.

As used herein, the term "Loan Documents" shall mean this Third Amendment, the other Forbearance Documents (hereinafter defined), the Existing Loan Documents, and all other documents now or hereafter entered into by and among the Lenders, the Borrowers and/or any of them and/or any guarantors, mortgagors or pledgors to evidence and/or secure the Facilities and/or any of the other Obligations (hereinafter defined). All capitalized terms contained herein which are not otherwise defined shall have the definitions set forth in the Credit Agreement.

     B. The Lender Group has determined that the following circumstances have occurred which allow the Lender Group to cease making Revolving Credit Loans and Swingline Loans and to cease issuing Letters of Credit under the Credit Agreement (the "Existing Events"): (i) the failure of the Borrowers to maintain Minimum Pro Forma EBITDA for their fiscal quarter ending June 30, 1999 as required by Section 10.5 of the Credit Agreement; (ii) the failure of the Borrowers to maintain Minimum Net Worth for their fiscal quarter ending June 30, 1999 as required by Section 10.4 of the Credit Agreement; (iii) the occurrence of defaults or events of default under the Agreement for Wholesale Financing dated April 15, 1998, by and among Deutsche Financial Services Corporation ("Deutsche"), Computer Hardware Maintenance Company, Inc., Corporate Access, Inc., U.S. Communications, Inc., LINC Systems Corporation and Federal Computer Corporation (the "Deutsche Default"); and (iv) all defaults and events of default which have occurred under the Loan Documents as a result of the Deutsche Default. The Borrowers agree that the Lender Group is entitled to cease making Revolving Credit Loans and Swingline Loans and to cease issuing new Letters of Credit under the Credit Agreement.

     C. Following the occurrence of the Existing Events, the Lender Group and the Borrowers entered into the Forbearance Letter Agreement dated July 23, 1999, by and among the Borrowers and the Lender Group (as amended, the "Forbearance Letter Agreement"), pursuant to which the Lender Group agreed to implement a limited forbearance period which commenced on the date thereof and continued until the earlier to occur of the following (as the case may be, the "First Forbearance Termination Date"): (i) August 27, 1999; or (ii) at the Lender Group's option, the occurrence of a Forbearance Event of Default.

     D. In order to provide the Borrowers with a period of time within which to implement a business plan and take such actions as may be necessary or appropriate to address


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

the Borrowers' current financial difficulties, the Borrowers have requested that the Lender Group: (i) forbear from taking action with respect to the Existing Events for the period from the First Forbearance Termination Date through November 15, 1999; and (ii) amend certain provisions of the Existing Loan Documents. Subject to the terms and conditions of this Third Amendment, the Lender Group has agreed to this request.

     E. All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Forbearance Letter Agreement, as amended, or in the Credit Agreement, as applicable.


                                    AGREEMENT

         NOW THEREFORE, incorporating the Background herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Lender Group and the Borrowers agree as follows:

                           ARTICLE I - ACKNOWLEDGMENTS

     1.1 ACKNOWLEDGMENT OF EXISTING EVENTS; EXISTING LOAN DOCUMENTS; WAIVER OF DEFENSES. The Borrowers acknowledge that: (a) the Existing Events currently exist; (b) the Existing Events are material in nature; and (c) the Existing Loan Documents are valid and enforceable against the Borrowers in every respect and all of the terms and conditions thereof are binding upon the Borrowers. The Borrowers further acknowledge and agree that, as a result of the Existing Events, the Lender Group is entitled immediately, and without further notice or declaration to the Borrowers or any other Person, to accelerate the Obligations and to exercise the Lender Group's rights and remedies under the Loan Documents or otherwise. To the extent that any of the Loan Documents require notification by the Lender Group to the Borrowers of the existence of a default and an opportunity for the Borrowers to cure such a default, such notice and period for cure have been properly given by the Lender Group or are hereby waived by the Borrowers. To the extent that the Borrowers have any defenses, setoffs, claims, or counterclaims to repayment of the Obligations or against the Lender Group, such defenses, setoffs, claims, or counterclaims are hereby waived.

     1.2 ACKNOWLEDGMENT OF CURRENT OUTSTANDING OBLIGATIONS. As of August 27, 1999, the Borrowers are indebted to the Lender Group in an aggregate amount equal to the principal sum (including the face amount of outstanding letters of credit) of $52,119,572.84 apportioned as follows:

       Revolving Credit Facility                            $22,000,000.00
       Term Loan Facility                                    24,937,500.00
       Letters of Credit                                      5,182,072.84
plus accrued but unpaid interest, plus the costs and expenses associated with the Facilities incurred by any Lender and/or the Lender Group, including, without limitation, reasonable attorneys' fees incurred by any Lender and/or the Lender Group in the negotiation and preparation of the Loan Documents, this Third Amendment and the documents related hereto (the foregoing amounts are hereafter collectively referred to as the "Current Outstanding Obligations"), all without offset, counterclaims or defenses of any kind. Nothing contained herein shall alter, amend, modify or extinguish the obligation of the Borrowers to repay the Obligations, and neither this Third Amendment nor any of the other Forbearance Documents constitutes a novation of any of the Existing Loan Documents.

     1.3 ACKNOWLEDGMENT OF LIENS AND PRIORITY. Except for Permitted Liens, pursuant to the Existing Loan Documents, to the best of Borrowers' knowledge, the Lender Group holds first priority, perfected security interests in and liens upon the Borrowers' assets, wherever located, including assets now owned or hereafter acquired, and as more specifically described in the Existing Loan Documents. Such security interests and liens secure all of the Obligations now or hereafter incurred, including, without limitation, the Current Outstanding Obligations and all other amounts now or hereafter owed by the Borrowers to the Lender Group under the Existing Loan Documents. For purposes of this Third Amendment, the word "Obligations" shall mean any and all obligations and liabilities of the Borrowers to the Lender Group, of every kind and description, direct and indirect, absolute and contingent, sole, joint, several, or joint and several, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and includes obligations to perform acts and refrain from taking actions as well as obligations to pay money, and also includes the Current Outstanding Obligations.

     1.4 REAFFIRMATION OF SECURITY INTERESTS; CROSS-COLLATERALIZATION. All of the assets of the Borrowers pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Lender Group pursuant to the Loan Documents including, without limitation, all goods, accounts, chattel paper, contracts, deposit accounts, documents, equipment, general intangibles, instruments, intellectual property, inventory, investment property, all other property not otherwise described above, all books and records pertaining to the foregoing and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing (collectively, the "Collateral") constitute collateral security for all of the Obligations. The Borrowers hereby grant to the Lender Group and reaffirm their prior conveyance to the Lender Group of a continuing security interest in and lien on the Collateral as well as a security interest in and lien on any and all funds and/or monies of the Borrowers contained in accounts located at the Lender Group or at any of the Lender Group's subsidiaries or affiliates.


                    ARTICLE II - AMENDMENTS TO LOAN DOCUMENTS

     2.1 Paragraph 11 of the Forbearance Letter Agreement is hereby amended and restated in its entirety as follows:

               "11. Subject to the terms and conditions of this Forbearance Letter Agreement, and without waiving the Existing Events, the Lender Group agrees to forbear from enforcing its remedies under the Loan Documents and applicable law as a result of the Existing Events until the earlier to occur of the following (as the case may be, the "Forbearance Termination Date"): (i) November 15, 1999; or (ii) at the Lender Group's option, the occurrence of a Forbearance Event of Default (as defined herein)."

     2.2 Paragraph 12 of the Forbearance Letter Agreement is hereby amended by adding the following:

          "(d) ACTIONS BY OTHER CREDITORS. Any action to declare an event of default by any creditor referred to in Section 3.1(c) of the Third Amendment and/or any failure of the Borrower to provide the waivers required in Section 3.1(c) of the Third Amendment within five (5) or seven
     (7) Business Days of the Third Amendment Closing Date, as applicable."

     2.3 The following new definitions are hereby added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

          "Cash Flow Statement" shall mean that certain statement of cash flow provided by the Borrowers to the Lenders on August 26, 1999, attached to the Third Amendment as Exhibit A.

          "CIT" means Canterbury Information Technology, Inc., a Pennsylvania corporation.

          "Consulting Solutions Division" shall mean LINC Systems Corporation, Management Support Technology Corp., MIS Technologies, Inc. and Decision Support Technology, Inc.

          "Deutsche" shall mean Deutsche Financial Services Corporation, a Nevada corporation.

          "Deutsche Letter of Credit" shall mean that certain Letter of Credit Number S151471 issued by First Union National Bank for the benefit of Deutsche in the aggregate amount of $4,500,000, as amended.

          "EPS Division" shall mean Global Core Strategies Acquisition, Inc., Powercrew, inc. and Titan Technologies Group LLC.

          "Forbearance Documents" shall mean the Forbearance Letter Agreement and each of the other documents, instruments, and agreements executed and/or delivered in connection therewith.

          "Forbearance Event of Default" shall have the meaning given to such term in the Forbearance Letter Agreement.

          "Forbearance Extension Fee" means, collectively, a fee of (a) $90,000 paid to the Lenders with Revolving Credit Commitments and (b) $60,000 paid to the Lender with the Term Loan.

          "Forbearance Letter Agreement" shall mean that certain Forbearance Letter Agreement dated as of July 23, 1999, by and among the Borrowers and the Lender Group, as amended by the First Amendment to Forbearance Letter Agreement dated as of July 30, 1999, by and among the Borrowers and the Lenders party thereto, and the Second Amendment to Forbearance Letter Agreement dated as of August 13, 1999, as amended by the First Amendment to Second Amendment to Forbearance Letter Agreement dated as of August 20, 1999, by and among the Borrowers and the Lenders party thereto, and the Third Amendment.

          "Forbearance Period" shall mean the period of time from August 27, 1999, until the Forbearance Termination Date.

          "Forbearance Termination Date" shall mean the earlier of (i) November 15, 1999, or (ii) at the Lender Group's option, the occurrence of a Forbearance Event of Default.

          "Government Solutions Division" shall mean Louden Associates, Inc., Federal Computer Corporation and Inventure Group, Inc.

          "Intercreditor Agreement" shall mean that certain Intercreditor Agreement and Subordination Agreement dated as of April 23, 1999, by and between the Administrative Agent and Deutsche.

          "ISSI" shall mean Interactive Software Systems Incorporated, a Colorado corporation.

          "Third Amendment" shall mean that certain Third Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of August 27, 1999 by and among the Borrowers and the Lender Group.

          "Third Amendment Closing Date" means August 27, 1999.

     2.4 The definition of "Revolving Credit Commitment" as set forth in Section
1.1 of the Existing Credit Agreement is hereby deleted in its entirety and a new definition of "Revolving Credit Commitment" is hereby added in its place as follows:

          "Revolving Credit Commitment" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the account of the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans to the Borrowers pursuant to Section 2.3 in an outstanding aggregate principal amount, inclusive of the outstanding L/C Commitment, not to exceed at any time $35,000,000.

     2.5 The definition of "Swingline Maturity Date"as set forth in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and a new definition of "Swingline Maturity Date" is hereby added in its place as follows:

          "Swingline Maturity Date" shall mean the Third Amendment Closing Date.

     2.6 As a result of the amendment of the Swingline Maturity Date to the Third Amendment Closing Date, the individual obligation of any Lender to make advances under the Swingline Loans and the refunding obligations of any Lender under the Swingline Loan, as such obligations are set forth in Sections 2.2(b)(i) and (iii) and 2.3(b)(ii), are hereby eliminated. Accordingly, Sections 2.2(b)(i) and (iii) are hereby amended and restated in their entirety as follows:

          "(b)(i) RESERVED FOR FUTURE USE.

          "(b)(iii) RESERVED FOR FUTURE USE."

Further, Section 2.3(b) is hereby amended and restated in its entirety as follows:

          "(b) DISBURSEMENT OF REVOLVING CREDIT AND SWINGLINE LOANS. Not later than 2:00 p.m. (Philadelphia time) on the proposed borrowing date each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit

          Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date."


     2.7 Pursuant to the Forbearance Letter Agreement, as of August 20, 1999, the interest rate accruing on both the Revolving Credit Loan and the Term Loan shall be the Prime Rate plus one and three-quarters percent (1 3/4%). Accordingly, the Borrowers reaffirm and confirm that the definition of "Base Rate" as set forth in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and a new definition of "Base Rate" is hereby added in its place as follows:

          "Base Rate" means the Prime Rate plus one and three-quarters percent (1 3/4%).

     2.8 The definition of "Commitment Fee Rate" as set forth in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and a new definition of "Commitment Fee Rate" is hereby added in its place as follows:

          "Commitment Fee Rate" has the meaning set forth in Section 5.3; provided, however, that notwithstanding anything in Section 5.3 to the contrary, the Commitment Fee Rate shall be based upon a Revolving Credit Commitment of $35,000,000, not $75,000,000.

     2.9 The definition of "Loan Documents" as set forth in Section 1.1 of the Existing Credit Agreement is hereby amended to include, in addition to all other documents referenced therein, this Third Amendment and each of the other Forbearance Documents.

     2.10 The definition of "Term Loan Maturity Date" as set forth in Section
1.1 of the Existing Credit Agreement is hereby deleted in its entirety and a new definition of "Term Loan Maturity Date" is hereby added in its place as follows:

          "Term Loan Maturity Date" means the first to occur of (a) the Forbearance Termination Date, and (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

     2.11 Section 2.7 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

          "SECTION 2.7 TERMINATION OF REVOLVING CREDIT FACILITY. The Revolving Credit Facility shall terminate on the earliest of (a) the Forbearance Termination Date, (b) the date of termination by the Borrowers pursuant to Section 2.6(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a)."

     2.12 Pursuant to the Forbearance Letter Agreement, as of August 20, 1999, the interest rate accruing on both the Revolving Credit Loan and the Term Loan shall be the Prime Rate plus one and three-quarters percent (1 3/4%). Accordingly, the Borrowers reaffirm and confirm that the definition of Section 5.1(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

          "SECTION 5.1 INTEREST.

          (a) INTEREST RATE. Subject to the provisions of this SECTION 5.1, effective as of August 20, 1999, the aggregate principal balance of
          (i) the Revolving Credit Loans shall bear interest at the Base Rate, and (ii) the Term Loans shall bear interest at the Base Rate."

     2.13 Section 5.1(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

          "(b) RESERVED FOR FUTURE USE."

     2.14 Section 5.1(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

          "(c) RESERVED FOR FUTURE USE."

     2.15 Section 5.1(d) of the Existing Credit Agreement is hereby amended by adding the following as the last sentence of Section 5.1(d):

          "Notwithstanding any provision in this Section 5.1(d) or in this Agreement to the contrary, upon the occurrence and continuation of any Forbearance Event of Default, all outstanding Loans shall bear interest at a rate per annum of two percent (2%) in excess of the Base Rate, as modified pursuant to the Third Amendment."

     2.16 Section 5.1(e) of the Existing Credit Agreement is hereby amended by adding the following as the last sentence of Section 5.1(e):

          "Notwithstanding anything in this Section 5.1(e) to the contrary, commencing on September 1, 1999 and continuing until the all Obligations under the Credit Facility have been irrevocably paid in full, interest on both the Revolving Credit Loan and the Term Loan will be payable monthly in arrears.

     2.17 Section 8.1 of the Existing Credit Agreement is hereby amended by adding the following:


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

          "(d) BUSINESS PLANS. The Borrowers shall provide (i) by October 12, 1999, business plans (including monthly balance sheets, monthly income statements and cash flows and all plan assumptions) for the Consulting Solutions Division, EPS Division, Government Solutions Division, and for any other division or any other Borrower which is not a member of any of the foregoing divisions, through the period ended December 2000, (ii) by October 12, 1999, income statements for each separate legal entity which is a Borrower under the Agreement, and (iii) as soon as possible, opening balance sheets, as of July, 31, 1999, for each separate legal entity which is a Borrower under the Agreement, to the extent reasonably available. All of foregoing shall be analyzed, challenged and prepared with the assistance of Policano & Manzo.

          (e) CASH REPORTS. The Borrowers shall submit reports of cash receipts and cash disbursements and reconciliations of actual cash flow to the Borrowers' ninety (90) day cash flow projections, delivered every Tuesday for the prior week, commencing on the Tuesday immediately following the Third Amendment Closing Date and continuing until the Forbearance Termination Date.

          (f) CASH FLOW FORECAST. The Borrowers shall submit a rolling weekly ninety (90) day cash flow forecast, delivered weekly on Tuesday commencing on the Tuesday immediately following the Third Amendment Closing Date and continuing until the Forbearance Termination Date with such cash flow forecasts referentially based upon the Cash Flow Forecast.

          (g) BILLABILITY AND UTILIZATION REPORT. Within five (5) Business Days of the Third Amendment Closing Date, the Borrowers shall submit a report of projected billability, utilization and other leading indicators used to assess the success and trends of the Consulting Solutions, Government Solutions and EPS Divisions which supports the revenue plans for the third and fourth quarters of 1999. Such revenue plans, in addition to revenues from non-service sources and collection of existing accounts receivables, were the basis for operational cash receipts in the 90-day rolling cash flows delivered to the Lenders pursuant to Section 8.1(f) hereof. Thereafter, the Borrowers will provide a monthly reconciliation of actual billability, utilization and other leading indicators to projected billability, utilization and other leading indicators, by division, along with a report of any change, when and as made, in any assumptions about or projections about billability, utilization and other leading indicators. This billability, utilization and other leading indicators information, along with monthly consolidated and consolidating balance sheets, statements of operations and consolidated cash flows, will be (i) provided for all months commencing with August 1999, and (ii) delivered to the Lenders within 25 calendar days of month end for all month ends except August 1999, for which such statements will be prepared within 40 calendar days of month end. All of the foregoing shall be in form and substance satisfactory to the Lenders.

          (h) EARNOUT DOCUMENTATION. Within five (5) Business Days of the Third Amendment Closing Date, the Borrowers shall provide copies of all earnout agreements, copies of all documents and information concerning earnout escrows and escrows established in connection with acquisitions, and reconciliation of all earnout payments made during the second quarter of 1999.

          (i) DEPOSIT ACCOUNTS. Within five (5) Business Days of the Third Amendment Closing Date, the Borrowers shall provide a report of all deposit accounts of the Borrowers and their subsidiaries and affiliates (including account number, name and address of deposit institution where account is located, legal owner of account, purpose of the account and balance as of the date of delivery of the report provided in this Section 8.1(i)) at any bank."

     2.18 The existing final sentence of Section 2.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

          "Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date; PROVIDED, HOWEVER, that the Revolving Credit Facility may not be used to finance Permitted Acquisitions."

     2.19 Article IX Affirmative Covenants of the Existing Credit Agreement is hereby amended by adding the following:

          "SECTION 9.15. APPOINTMENT OF RECEIVER. At any time after the occurrence of an Event of Default related to payment of principal or interest (as the case may be, a "Payment Event of Default"), in the event that the Borrowers fails to cure such Payment Event of Default following three (3) Business Days written notice of such Payment Event of Default from the Agent to the Borrowers, then following seven (7) Business Days additional notice of the Lender Group's intent to require the appointment of a receiver, each respective Borrowers and each other obligor under the Credit Agreement, without requiring proof either of inadequacy of the Collateral or insolvency of any Borrower or any other obligor, shall be deemed to have waived such proof and consented to the appointment of a receiver to manage, operate and preserve all of the property (real, personal and mixed) owned by each respective Borrower wherever located.

          SECTION 9.16. ACQUISITION OF DIMENSIONAL SYSTEMS LLC. With respect to the acquisition of Dimensional Systems LLC: (i) upon consummation of the acquisition of Dimensional Systems LLC, the Borrowers shall cause Dimensional Systems LLC to execute such documentation as is necessary to grant a valid, perfected and first priority Lien in favor of the Collateral Agent, for the ratable benefit of all Lenders, in all property (real, personal and mixed) owned by Dimensional Systems LLC, and (ii) Dimensional Systems LLC shall not request, and the Lenders shall have no obligation to make, any advances for the benefit of Dimensional Systems LLC during the Forbearance Period.

          SECTION 9.17. 1998 TAX FILING. The Borrowers shall file when due those documents necessary to amend all tax returns submitted by the Borrowers to any Federal or state taxing authority for the period January 1, 1998 through December 31, 1998.

          SECTION 9.18. 1999 TAX FILING. The Borrowers shall file as promptly as possible and, if permissible, on a "hardship" basis, those documents necessary to validly claim a refund of 100 percent of all estimated tax payments remitted by the Borrowers to any Federal or state taxing authority through the Third Amendment Closing Date for the period January 1, 1999 through December 31, 1999.

          SECTION 9.19. CORPORATE REORGANIZATION. Prior to September 20, 1999, the Borrowers shall provide to the Lenders information regarding any proposed reorganization of each separate legal entity which is a Borrower under the Agreement including, but not limited to, the proposed merger of any such entities into divisions, and shall obtain the Lenders' written approval, in accordance with the Agreement, prior to consummating all or any part of any such proposed reorganization. In no event will the Borrowers consummate any such reorganization without providing such information to the Lenders and without obtaining the Lenders' prior written approval."

     2.20 Section 10.4 of the Existing Credit Agreement is hereby amended by deleting the final sentence of Section 10.4.

     2.21 Article X Financial Covenants of the Existing Credit Agreement is hereby amended by adding the following:

          "SECTION 10.6 SALE OF U.S. COMMUNICATIONS, INC. So long as there is no Forbearance Termination Event, no new Event of Default, and the Borrowers are in compliance with the terms of the Agreement, as the sole condition to the Lenders' consent to the sale of U.S. Communications, Inc., minimum gross proceeds for U.S. Communications, Inc. must be $850,000, payable in restricted, unregistered common stock of a publicly-held company, with respect to which a registration statement on Form S-3 will be filed pursuant to the terms of the agreement for the purchase and sale of U.S. Communications, Inc., which agreement shall require that such registration statement shall be filed within thirty (30) Business Days of the closing of the sale of U.S. Communications, Inc., and which will have a trading value equivalent in value to the value of the assets being sold. The market value of such stock will be established based on the trading price of such class of stock on the day prior to the closing. Such stock will be immediately pledged to the Agent for the benefit of the Lenders. If CIT exercises its right to acquire CIT stock, the Lenders will release the pledged stock if the proceeds from the sale of U.S. Communications, Inc. are paid to the Lenders as a permanent reduction of the Revolving Credit Loans. No other sales of the pledged stock are permitted. Notwithstanding anything in this Section 10.6, in the Credit Agreement or any other Loan Document to the contrary, any assets of U.S. Communications, Inc. excluded from the sale of U.S. Communications, Inc. shall remain subject to Liens in favor of the Collateral Agent for the ratable benefit of the Lenders.

          SECTION 10.7 SALE OF CORPORATE ACCESS, INC. So long as there is no Forbearance Termination Event, no new Event of Default and the Borrowers are in compliance with the terms of the Agreement, as the sole conditions to the Lenders' consent to the sale of Corporate Access, Inc., (a) minimum net proceeds for Corporate Access, Inc. must be $1,750,000 in cash and (b) any note or other document evidencing indebtedness owed by the purchaser of Corporate Access, Inc. to any Borrower received by any Borrowers with respect to the sale of Corporate Access, Inc. shall be immediately pledged in favor of, and the Borrowers shall cause the note or other document to be immediately placed in the physical custody of, the Agent. The net proceeds for Corporate Access, Inc. will permanently reduce the Revolving Credit Commitment dollar-for-dollar. If the Revolving Credit

          Commitment is fully drawn as of the date of the sale of Corporate Access, Inc., the Borrowers must pay the proceeds of the sale of Corporate Access, Inc. to the Lenders as a permanent repayment of the Revolving Credit Loans.

          SECTION 10.8 REDUCTION IN DEUTSCHE LETTER OF CREDIT. To the extent that the sale of either U.S. Communications, Inc. or Corporate Access, Inc., pursuant to the provisions of Section 10.6 and 10.7 hereof, diminish, in whole or in part, the need of any Borrower for the Deutsche Letter of Credit, the Borrowers shall use their best efforts to reduce the Deutsche Letter of Credit and agree that such a reduction shall constitute a permanent reduction in the L/C Commitment and the Revolving Credit Commitment.

          SECTION 10.9 CUMULATIVE RECEIPTS AND EXPENSES. The Borrowers must have cumulative actual receipts and expenses, on a cumulative four week basis, measured every two weeks, equal to Borrowers' projected receipts and expenses on the ninety (90) day cash flow so that net cash inflows/outflows for trailing four weeks have a variation of not more than $1,000,000 below projections.

          SECTION 10.10 NO NEW ADVANCES. The Borrowers will not make any new requests for advances under the Revolving Credit Facility during the Forbearance Period and will not request or require the issuance of any new Letters of Credit during the Forbearance Period except for renewals of existing Letters of Credit in amounts which separately do not exceed the separate amount of each individual existing Letter of Credit."

     2.22 Section 11.6(e) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

          "(e) RESERVED FOR FUTURE USE."

     2.23 Section 11.6 of the Existing Credit Agreement is hereby amended by adding the following sentence as the final sentence of Section 11.6:

          "Notwithstanding anything in this Section 11.6 or in any other Loan Document to the contrary, there shall be no sale of all or substantially all of the assets of any Borrower during the Forbearance Period without the consent of the Lenders; PROVIDED, HOWEVER, that the Borrowers may sell or otherwise dispose of U.S. Communications, Inc. and/or Corporate Access, Inc. subject to the provisions of Sections
          10.6 and 10.7 hereof."

     2.24 Section 11.4(c) of the Existing Credit Agreement is hereby deleted in its entirety and a new Section 11.4(c) is hereby added in its place as follows:

          "(c) as of the Third Amendment Closing Date, there are no Permitted Acquisitions, except for the final remaining payment for the acquisition of Dimensional Systems LLC in the maximum amount of $130,000, which amount shall be paid from cash flow of the Borrowers as set forth on the Cash Flow Statement."

     2.25 Section 12.1 of the Existing Credit Agreement is hereby amended by adding the following:

          "(o) DEFAULT IN PERFORMANCE UNDER FORBEARANCE DOCUMENTS. Notwithstanding any provision in this Agreement to the contrary, the Borrowers, or any other obligor, or any one or more of them shall fail to perform or observe any covenant, term, agreement or condition of the Third Amendment or any other Forbearance Document."

     2.26 Section 12.2 of the Existing Credit Agreement is hereby amended by adding the following:

          "(d) Notwithstanding anything in this Section 12.2 or in any Loan Document to the contrary, the Borrowers agree that the Lenders shall have the right to exercise all of their rights and remedies under the Loan Documents upon the Forbearance Termination Date, regardless of whether a Forbearance Event of Default has occurred or is continuing."

     2.27 Section 14.1(b) of the Existing Credit Agreement is hereby deleted in its entirety and a new Section 14.1(b) is hereby added in its place as follows:

          "(b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

          If to the Borrowers:

          Condor Technology Solutions, Inc.
          Annapolis Office Plaza
          170 Jennifer Road, Suite 325
          Annapolis, Maryland  21401
          Attention:  Mr. William J. Caragol
          Telephone No.: (410) 266-8700
          Telecopy No.:  (410) 266-8400

          With copies to:

          Gratch, Jacobs & Brozman PC
          950 Third Avenue
          New York, New York  10022-2705
          Attention:  Andrew Brozman, Esquire
          Telephone No.:  (212) 935-2560
          Telecopy No.:  (212) 319-0856

          If to First Union as Administrative Agent or as Collateral Agent:

          First Union National Bank
          One South Penn Square
          Widener Building, 4th Floor
          Philadelphia, PA  19107
          Attention:   Jill W. Akre, Vice President
          Telephone No.: (215) 786-4135
          Telecopy No.: (215) 973-8783

          With copies to:

          Duane, Morris & Heckscher LLP
          One Liberty Place, Suite 4200
          Philadelphia, PA  19103-7396
          Attention: John F. Horstmann, Esquire
          Telephone No.: (215) 979-1504
          Telecopy No.: (215) 979-1020

          If to any Lender:

          To the Addresses set forth on SCHEDULE 1 hereto"

     2.28 Schedule 1 of the Existing Credit Agreement is hereby replaced in its entirety by Schedule 1 to this Third Amendment.

     2.29 Section 14.6 of the Existing Credit Agreement is hereby amended by adding the following:

          "(d) WAIVER OF CERTAIN DAMAGES. EXCEPT AS PROHIBITED BY LAW WHICH CANNOT BE WAIVED, EACH BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION OR PROCEEDING REFERRED TO IN THIS SECTION 14.6 ANY SPECIAL, EXEMPLARY, PUNITIVE

          OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES."

                 ARTICLE III - ADDITIONAL COVENANTS OF BORROWERS

         The Borrowers jointly and severally, covenant and agree that from the date hereof and until the satisfaction of the Obligations, unless the Lender Group shall otherwise consent in writing:

     3.1 4DOCUMENTS AND OTHER ITEMS TO BE DELIVERED TO THE LENDER GROUP. The Borrowers shall deliver or cause to be delivered to the Lender Group, in form and substance satisfactory to the Lender Group and its counsel, the following (collectively, the "Forbearance Documents"):

          (a) On the Third Amendment Closing Date, this Third Amendment duly executed by the Borrowers;

          (b) in accordance with the time periods provided in Section 3.10 of the Third Amendment, originals of each of the Pledge Agreements for each account pledged pursuant to Section 3.10 of the Third Amendment duly executed by the pledgors thereof;

          (c) copies of all financing and credit agreements with the following:

              i.       Deutsche Financial Services Corporation;
              ii.      IBM Credit Corporation;
              iii.     Crestar Bank;
              iv.      Merisel, Inc.;
              v.       Ingram Micro Incorporated;
              vi.      Bank of New York;
              vii.     any other secured creditor of the Borrowers; and
              viii.    written waivers of or forbearance from
                       events of default thereunder from all of the foregoing for a term at least as long as the term provided in the Third Amendment delivered within five (5) Business Days of the Third Amendment Closing Date (except that waivers or forbearance from Deutsche Financial Services Corporation may be delivered within seven (7) Business Days of the Third Amendment Closing Date);

          (d) on or before September 30, 1999, Subordination agreements from
                                               Ingram Micro, Inc., Merisel,
                                               Crestar Bank, Bank of New York
                                               and any other creditor identified
                                               in Section 3.1(c);

          (e) within ten (10) Business Days of the Third Amendment Closing Date, originals of each of the Assignments of Federal Income Tax Refunds, executed by the applicable Borrower in favor of the Agent, with the Lenders to obtain acceptance by the Internal Revenue Service of the Assignments of Federal Income Tax Refunds;

          (f) within ten (10) Business Days of the Third Amendment Closing Date, each Borrower will execute and deliver an Assignment of each contract with any department of the United States Government and each such Borrower shall use its best efforts to obtain the necessary consents from the applicable department of the United States Government as soon as possible;

          (g) on the Third Amendment Closing Date, opinion of Condor's In-house Counsel as to non-contravention, required consents, approvals, and the due authorization, and due execution and validity of the Forbearance Documents;

          (h) on the Third Amendment Closing Date, Certifications of Secretary executed by the Secretaries of Condor Technology Solutions, Inc. and Condor System Solutions, Inc., certifying the incumbency and signature of the officers of such Borrowers executing this Third Amendment and all other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary;

          (i) on or before August 30, 1999, a Certification of Secretary executed by the Secretary of each of the Borrowers other than Condor Technology Solutions, Inc. and Condor System Solutions, Inc., certifying the incumbency and signature of the officers of such Borrowers executing this Third Amendment and all other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary;

          (j) on or before September 3, 1999, any Borrower, as applicable, shall execute any necessary landlord waivers and shall, thereafter, use its reasonable best efforts to cause the execution thereof by any landlord; PROVIDED, HOWEVER, that on or before August 30, 1999, any Borrower, as applicable, shall execute any landlord waiver applicable to any premises leased by such Borrower and located at Annapolis Office Plaza, 170 Jennifer Road, Annapolis, Maryland 21401;

          (k) such Uniform Commercial Code Financing Statements and other security documents as shall be presented by the Lender Group on the Third Amendment Closing Date;

          (l) on the Third Amendment Closing Date, payment of each Lender's and the Lender Group's legal fees, costs and expenses as provided in Sections 3.2 and 3.3 hereof;

          (m) all fees due to the Lenders as of the Third Amendment Closing Date including, but not limited to, the Forbearance Extension Fee, shall have been irrevocably paid in full to the Lenders on the date(s) such fees were due;

          (n) on the Third Amendment Closing Date, a general release in favor of the Lender Group, duly executed by the Borrowers and the Lender Group, in the form attached hereto as Exhibit B; and

          (o) such other documents as may be reasonably required by the Lender Group.

     3.2 PAYMENT OF LENDER GROUP'S LEGAL FEES. On or before the Third Amendment Closing Date, the Borrowers shall pay to the Lender Group the amount of the Lender Group's legal fees, expenses and costs including, without limitation, any stamp or documentary tax or other similar taxes and any filing, recording or lien search fees, incurred through the Third Amendment Closing Date in connection with the Existing Events, the Loan Documents, this Third Amendment, and all documents executed and negotiations undertaken in connection with any of the foregoing. Each Borrower hereby agrees, and to the extent provided in the Loan Documents, reaffirms its joint and several obligation under the Loan Documents, to reimburse each of the Lenders for the following incurred in connection with the Credit Facility: (a) legal fees and expenses, and (b) fees and expenses of any appraisers or other professionals retained by counsel to the Lenders. Any fees and expenses paid in accordance with this Section 3.2 will be added to the $1,000,000 variation provided in Section 10.9 of the Credit Agreement. The Borrowers shall pay to the Lender Group the legal fees and expenses incurred from and after the Third Amendment Closing Date and fees and expenses of appraisers and other professionals retained by counsel to Lenders after Third Amendment Closing Date. The foregoing fees and expenses will be reimbursed upon submission by Agent. All Obligations provided for in this
Section 3.2 shall survive any termination of this Third Amendment.

     3.3 PAYMENT OF FEES AND COSTS. On or before the Third Amendment Closing Date, or upon two (2) Business Days written notice by any Lender to the extent that such Lender is unable to provide to the Borrowers on or before the Third Amendment Closing Date a statement of fees and costs, the Borrowers shall pay to each Lender and to the Lender Group the amount of each Lender's and the Lender Group's fees and costs, including, without limitation, legal fees, expenses and costs incurred by such Lender or the Lender Group in connection with this Third Amendment and the other Loan Documents, if any. All Obligations provided for in this Section 3.3 shall survive any termination of this Third Amendment.

     3.4 EXECUTION OF OTHER DOCUMENTS. At the Lender Group's request, within two Business Days of submission thereof by the Lender Group, the Borrowers, or any of them, shall execute and deliver to the Lender Group such other documents and instruments, including, without limitation, Uniform Commercial Code financing statements and documentation necessary for filing documents with the United States Patent and Trademark Office, as the Lender Group, in its sole discretion, deems necessary or convenient to carry out the terms of this Third Amendment and the other Loan Documents.

     3.5 EXISTING COVENANTS. Unless otherwise provided herein, the Borrowers shall comply with each of their respective covenants set forth in the Loan Documents.

     3.6 COOPERATION WITH LENDERS. The management of the Borrowers will be available to meet generally with the Lender Group and answer questions, and the Borrowers shall use their best efforts to cause professionals employed by the Borrowers, particularly Policano & Manzo, to meet generally with the Lender Group, answer questions and provide such written materials as may be reasonably requested, subject to the request of any Borrower to withhold documents, materials or other information on the grounds of attorney-client privilege or attorney work product communications consistent with the provisions of Rule 26(b)(5) of the Federal Rules of Civil Procedure.

     3.7 CERTIFICATES OF GOOD STANDING. On or before August 31, 1999, the Borrowers shall provide to the Lenders a listing of the states in which they are duly authorized and in good standing; and on or before September 15, 1999, the Borrowers shall provide to the Lender Group good standing certificates for their respective states of incorporation and evidence that they are duly authorized to do business and are duly qualified as foreign corporations in all jurisdictions wherein the nature of their businesses or properties make such qualification necessary.

     3.8 LETTERS OF INTENT. The Borrowers will provide, within two (2) Business Days of execution thereof, copies of any letter of intent and agreement of sale for Corporate Access, Inc. and U.S. Communications, Inc.

     3.9 LETTERS OF ENGAGEMENT. The Borrowers will provide, within two (2) Business Days of execution thereof, copies of any engagement letter entered into by and between any Borrower and any investment bank. The Borrowers shall use their best efforts to ensure that the Borrowers' investment bankers will be available to meet with and answer any questions from all of the Lenders at periodic meetings or conference calls for the entire Lender Group and to cause such investment bankers to provide to the Lenders any documents and/or materials reasonably requested by the Lenders; provided, however, that the Borrowers may withhold documents or other materials which the Borrowers reasonably believe are subject to confidentiality restrictions and/or applicable securities laws. Except as provided in new Sections 10.6 and 10.7 of the Existing Credit Agreement, the Lenders reserve the right to refuse to release their liens on any assets proposed to be sold unless the Obligations are paid in full. The Borrowers will notify the Lenders of all offers prior to any decision to accept or reject any offer.

     3.10 All accounts of any Borrower and each Subsidiary or Affiliate thereof, identified on the report to be delivered to the Lenders in accordance with
Section 8.1(i) of the Credit

Agreement, will be either (i) maintained with one of the Lenders, (ii) closed with the Borrowers to provide to the Lender Group, within five (5) Business Days of the Third Amendment Closing Date, evidence of the request for the closure of such accounts in form and substance satisfactory to the Lender Group, so long as the balance of such accounts, in the aggregate, do not have balances of more than $1,000, or (iii) subject to an account pledge agreement in favor of the Lenders (which account pledge agreements will be delivered by the applicable Borrower to the Agent within five (5) days of receipt by the applicable Borrower from the Lenders of such account pledge agreements). Any Borrower delivering such account pledge agreements agrees that it will use its reasonable best efforts to obtain the consent of the depository bank as soon as possible.


                  ARTICLE IV - FORBEARANCE BY THE LENDER GROUP

     Subject to the terms and conditions of this Third Amendment, and without waiving the Existing Events and the right to exercise rights and remedies, the Lender Group agrees to forbear from enforcing its remedies under the Loan Documents or applicable law as a result of the Existing Events until the earlier to occur of either one of the following (as the case may be, the "Forbearance Termination Date"): (i) November 15, 1999; or (ii) the occurrence of an Event of Default (other than the Existing Events) under the Credit Agreement.


                ARTICLE V - REQUIREMENTS FOR THE THIRD AMENDMENT

     The Third Amendment is binding upon due execution thereof by all parties thereto and the delivery of all documents required to be delivered at closing. Any future deliveries required under the Third Amendment, the Credit Agreement or any other Loan Document which are not made when due shall constitute an event of default under the applicable document.

     5.1 DOCUMENTS TO BE DELIVERED TO THE LENDER GROUP. The Borrowers shall deliver or cause to be delivered to the Lender Group, in form and substance satisfactory to the Lender Group and its counsel, on the Third Amendment Closing Date, this Third Amendment duly executed by the Borrowers; PROVIDED, HOWEVER, that the Borrowers shall deliver Schedule 6.1 of the Third Amendment on or before September 1, 1999.

                   ARTICLE VI - REPRESENTATIONS AND WARRANTIES

     To induce the Lender Group to enter into this Third Amendment and as partial consideration for the terms and conditions contained herein, the Borrowers make the following representations and warranties to the Lender Group, each and all of which shall survive the execution and delivery of this Third Amendment and all of the other documents executed in connection herewith:

     6.1 ORGANIZATION AND LOCATION.

          (a) The Borrowers are corporations duly incorporated, organized, validly existing and in good standing under the laws of their respective states of incorporation, and are duly authorized to do business and are duly qualified as foreign corporations in all jurisdictions wherein the nature of their businesses or properties make such qualification necessary, and have the corporate power to own their respective properties and to carry on their respective businesses as now conducted;

          (b) The Borrowers have the requisite corporate power and authority to deliver and perform this Third Amendment and all of the documents executed by them in connection herewith;

          (c) Every fictitious name, trade name, division or style under which any Borrower or any other obligor (collectively with the Borrowers, the "Obligors") conducts any business has been disclosed to the Lender Group in writing together with the names of each and every jurisdiction in which the same are utilized, and are included herein on the Security Agreement Questionnaire (the "Security Agreement Questionnaire") attached hereto and incorporated by reference herein as "Schedule 6.1."

          (d) Every joint venture, partnership, enterprise or stock ownership involvement of each Obligor has been disclosed to the Lender Group herein on the Security Agreement Questionnaire;

          (e) Each affiliate and subsidiary of each of the Borrowers is named on the Security Agreement Questionnaire; and

          (f) The information contained on each of the Security Agreement Questionnaires is true, complete and accurate as of the Third Amendment Closing Date.

     6.2 AUTHORIZATION; VALID AND BINDING AGREEMENT. All corporate action required to be taken by the Borrowers and their respective officers, directors and stockholders and all actions required to be taken by the principals of the Borrowers for the authorization, execution, delivery and performance of this Third Amendment and other documents contemplated hereby have been taken. Each person executing this Third Amendment on behalf of any of the Borrowers is an authorized officer of such Borrower. This Third Amendment is, and each of the documents executed pursuant hereto will be, legal, valid, and binding obligations of the party or parties thereto, enforceable against each such party in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles affecting creditors' rights generally.

     6.3 LOCATION OF ASSETS OF BORROWERS. The locations of all of the Borrowers' inventory, equipment, warehouses, sales offices, main offices, and product distribution centers are listed on the Security Agreement Questionnaire hereto.

     6.4 REAL PROPERTY. None of the Borrowers owns any real property.

     6.5 COMPLIANCE WITH LAWS. Each of the Borrowers is in compliance in all material respects with all laws, regulations and requirements applicable to its business, and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violations or claims of violation of any law, regulation or any governmental requirement.

     6.6 NO CONFLICT; GOVERNMENT APPROVALS. The execution, delivery and performance by the Borrowers of this Third Amendment and the other documents executed in connection herewith will not:

          (a) conflict with, violate or result in the breach of any provisions of any applicable law, rule, regulation or order; or

          (b) conflict with or result in the breach of any provision of their respective Articles of Incorporation, operating agreements, charters, and/or by-laws. No authorization, consent or approval of, or other action by, and no notice of or filing with, any governmental authority or regulatory body is required to be obtained or made by any of the Borrowers for the due execution, delivery and performance of this Third Amendment.

     6.7 THIRD PARTY CONSENTS. The execution, delivery and performance by the Borrowers of this Third Amendment and the documents related hereto will not:

          (a) require any consent or approval of any person or entity which has not been obtained prior to, and which is not in full force and effect as of, the date of this Third Amendment;

          (b) result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease indenture, mortgage, loan document or other agreement by which any of them are bound or affected; or

          (c) result in, or require the creation or imposition of, any lien or encumbrance on any of their respective properties other than those liens or security interests in favor of the Lender Group or the liens or security interests disclosed to the Lender Group in the Loan Documents.

     6.8 FINANCIAL STATEMENTS; REPORTING.

          (a) Except as otherwise disclosed in writing (including by the delivery of financial statements) to the Lender Group prior to the Third Amendment Closing Date, all balance sheets, reports, Borrowing Base certificates, budgets, reconciliations, accounts receivable reports, and other financial information supplied to the Lender Group with respect to the Borrowers have been, if applicable, in conformity with GAAP, and present fairly the financial condition and results of operations for the period covered thereby of the Borrowers. All balance sheets, reports, Borrowing Base certificates, budgets, reconciliations, accounts receivable reports, and other financial information to be supplied to the Lender Group with respect to the Borrowers will be prepared in form acceptable to the Lender Group and, if applicable, in conformity with GAAP, and will present fairly the financial condition and results of operations for the period covered thereby of the Borrowers.

          (b) None of the Borrowers has actual knowledge of any facts, other than those already disclosed in writing to the Lender Group that materially adversely affect or, in so far as can be foreseen, will materially adversely affect any Borrower's ability to perform such Borrower's obligations under this Third Amendment and other Loan Documents. After the Third Amendment Closing Date, the Borrowers will notify the Lender Group of any facts which became known to the Borrowers on or after the Third Amendment Closing Date which may materially adversely affect any Borrower's ability to perform such Borrower's obligations under this Third Amendment and other Loan Documents.

     6.9 LITIGATION AND CONTINGENT LIABILITIES. Except as set forth on Schedule
6.10 attached hereto, no action, suit, litigation, administrative or governmental proceeding is pending, or to the knowledge of any officer of any of the Borrowers, is threatened against any of the Borrowers or any of their respective properties in which the amount involved exceeds $100,000.00 in the aggregate. Schedule 6.9 contains a list of all litigation. The Borrowers will provide Lenders copies of all pleadings in such actions and will make counsel for any Borrower available to answer inquiries, subject to the request of any Borrower to withhold documents, materials or other information on the grounds of attorney-client privilege or attorney work product communications consistent with the provisions of Rule 26(b)(5) of the Federal Rules of Civil Procedure.

     6.10 EXCLUSIVE AND FIRST PRIORITY PERFECTED LIEN. Subject to the Intercreditor Agreement granting certain Lien priorities in favor of Deutsche, the best of the Borrowers' knowledge and except for Permitted Liens, the Lender Group has, as of the date of this Third Amendment, and shall continue to have, until all of the Obligations are paid in full, first priority, valid perfected liens upon and security interests in all of the Collateral to secure the payment and performance of all of the Obligations.

     6.11 NO UNTRUE OR MISLEADING STATEMENTS. Neither this Third Amendment nor any other document executed in connection herewith contains any untrue statement of a material fact or omits any material fact necessary in order to make the statement made, in light of the circumstances under which it was made, accurate.

     6.12 NO EVENTS OF DEFAULT. Other than the Existing Events, no default or Event of Default has occurred as of the date hereof under any of the Loan Documents.

     6.13 OTHER REPRESENTATIONS AND WARRANTIES. The Borrowers hereby reaffirm all of their representations and warranties to the Lender Group contained in the Loan Documents, and warrant that such representations and warranties, not otherwise rendered untrue by the Existing Events as disclosed by the Borrowers herein, are true and correct as of the date of this Third Amendment.

                             ARTICLE VII - REMEDIES

     In addition to the rights and remedies set forth in the Existing Loan Documents, the Lender Group shall also be entitled to exercise the following remedies as indicated:

     7.1 LOAN DOCUMENTS; APPLICABLE LAW. Upon and following the Forbearance Termination Date, the Lender Group may, in its sole discretion, enforce any or all of its rights under this Third Amendment, the Loan Documents, and/or applicable law, against any one or more of the Borrowers, guarantors, pledgors or mortgagors. Without limiting the foregoing, upon the occurrence of the Forbearance Termination Date, without notice to the Borrowers, all Obligations shall automatically accelerate and immediately become due and payable without notice.

     7.2 RIGHT OF SET-OFF.

          If any of the Obligations shall be due and payable or the Forbearance Termination Date shall have occurred, the Lender Group shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrowers, to apply toward and set-off against and apply to the then unpaid balance of the Obligations any items or funds held by the Lender Group or any affiliates of the Lender Group, any and all deposits (whether general or special, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) now or hereafter maintained by the Borrowers or any of them with the Lender Group or with an affiliate of the Lender Group, and any other indebtedness at any time held or owing by the Lender Group or an affiliate of the Lender Group to or for the credit or the account of the Borrowers or any of them. For such purpose the Lender Group shall have, and the Borrowers hereby grant to the Lender Group, a first lien on all such deposits. The Lender Group is hereby authorized to charge any such account or indebtedness for any amounts due to the Lender Group. If the right of set-off is exercised by any one Lender, the exercise of such right shall be for the benefit of all of the Lenders and any proceeds realized as a result of the set-off by the Lender exercising the right of set-off shall be distributed PRO RATA to each Lender. EACH BORROWER ACKNOWLEDGES THAT EACH LENDER SHALL BE REQUIRED TO SHARE PRO RATA SUCH SET-OFF PROCEEDS AND AGREES THAT IT SHALL NOT OBJECT TO THE DISTRIBUTION OF SUCH PROCEEDS. Such right of set-off shall exist whether or not the Lender Group shall have made any demand under this Third Amendment, the Notes or any other Loan Document and whether or not the Notes and the other Obligations are matured or unmatured. The Borrowers hereby confirm the Lender Group's lien on such accounts and the Lender Group's rights of set-off, and nothing in this Third Amendment shall be deemed any waiver or prohibition of such lien and rights of set-off.

                          ARTICLE VIII - MISCELLANEOUS

     8.1 CONTINUING EFFECT. Except as amended hereby, all of the Loan Documents including, but not limited to, the Forbearance Letter Agreement as the same has been amended from time to time, shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

     8.2 SUBMISSION TO JURISDICTION; SELECTION OF FORUM. The Borrowers submit to the jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, and in New York, New York. The Borrowers further stipulate and acknowledge that venue is proper in any state or federal court located in Mecklenburg County, North Carolina, or in New York, New York, and waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail, return receipt requested, in accordance with the notice provisions of this Third Amendment.

     8.3 JUDICIAL PROCEEDINGS. Each Lender and each Borrower agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by the Lender Group or the Borrowers or any of their respective successors or assigns, on or with respect to this Third Amendment, or the dealings of the parties with respect hereto, shall be tried only by a court and not by a jury. THE LENDERS AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each Borrower (but not any Lender) waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. THE LENDERS AND EACH BORROWER ACKNOWLEDGE AND AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS THIRD AMENDMENT AND THAT THE LENDERS WOULD NOT ENTER INTO THIS THIRD AMENDMENT WITH THE BORROWERS IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS THIRD AMENDMENT.

     8.4 COOPERATION; OTHER DOCUMENTS. At all times following the execution of this Third Amendment, the Borrowers shall execute and deliver to the Lender Group, or shall cause to be executed and delivered to the Lender Group, and shall do or cause to be done all such other acts and things as the Lender Group may reasonably deem to be necessary or desirable to assure the Lender Group of the benefit of this Third Amendment and the documents comprising or relating to this Third Amendment. The Borrowers and all Subsidiaries and Affiliates will execute, deliver and file any and all documents reasonably necessary or convenient to maintain continuously perfected the first priority liens and security interests of the Agent, for the benefit of the Lender Group, in each Borrower's and its respective Subsidiary's and Affiliate's assets. Each Borrower and each of its respective Subsidiaries and Affiliates will procure from third parties all documents reasonably necessary or convenient to effectuate subordinations of any permitted liens on any assets on which the Agent, for the benefit of the Lender Group, or any Lender has liens, on terms acceptable to the Lender Group, and to effectuate landlord waivers in any leased locations where assets are located on which the Agent, for the benefit of the Lender Group, has liens. For documents which also require joinder or consent by third parties, each Borrower agrees to use its best efforts to cause the joinder/consent to be delivered to the Lender Group as soon as possible. Such documents will be executed and delivered within 30 calendar days of the Third Amendment Closing Date (other than third party consents and joinders, for which each such Borrower will use its best efforts).

     8.5 REMEDIES CUMULATIVE; NO WAIVER. The respective rights, powers and remedies of the Lender Group in this Third Amendment and in the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided in the Loan Documents, by law or equity and no failure or delay on the part of the Lender Group in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     8.6 NOTICES. Any notice given pursuant to this Third Amendment or pursuant to any document comprising or relating to this Third Amendment or any of the other Loan Documents shall be in writing, including telecopies. Notice given by telecopy or other electronic mail shall be deemed to have been given and received when sent. Notice given by overnight mail courier shall be deemed to have been given and received one (1) day after the date delivered to such overnight courier by the party sending such Notice. Notice by mail shall be deemed to have been given and received three (3) days after the date deposited, when sent by first class certified mail, postage prepaid, and addressed as follows:

          To the Borrowers:

                Condor Technology Solutions, Inc.
                Annapolis Office Plaza
                170 Jennifer Road, Suite 325
                Annapolis, MD  21401
                Attention:   William Caragol, CFO
                Telecopy:    410-266-6423 or 8400

           With a copy to:

                Gratch, Jacobs & Brozman PC
                950 Third Avenue
                New York, NY  10022-2705
                Attention:   Andrew P. Brozman, Esquire
                Telecopy:    212-319-0856

           To the Lender Group:

                First Union National Bank
                One South Penn Square
                Widener Building, 4th Floor

                Philadelphia, PA  19107
                Attention:   Jill W. Akre
                             Vice President
                Telecopy:    215-973-8783

           With a copy to:

                Duane, Morris & Heckscher LLP
                One Liberty Place, 41st Floor
                Philadelphia, PA  19103
                Attention:   John F. Horstmann, Esquire
                Telecopy:    215-979-1020

A party may change his or its address by giving written notice of the changed address to the other parties, as specified herein.

     8.7 INDEMNIFICATION.

         If, after receipt of any payment of all or any part of the Obligations, the Lender Group is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Third Amendment and the other Loan Documents shall continue in full force and effect, and the Borrowers shall be jointly and severally liable for, and shall indemnify, defend and hold harmless the Lender Group with respect to the full amount so surrendered. The provisions of this section shall survive the termination of this Third Amendment and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of the Notes, the release of any lien, security interest or other encumbrance securing the Obligations or any other action which the Lender Group may have taken in reliance upon its receipt of such payment. Any cancellation of the Notes, release of any such encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

     8.8 COSTS, EXPENSES AND ATTORNEYS' FEES. The Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by the Lender Group, including, without limitation, all reasonable fees and out-of-pocket expenses of counsel for the Lender Group, any stamp or documentary tax or other similar taxes and any filing, recording or lien search fees. All Obligations provided for in this Section shall survive any termination of this Third Amendment.

     8.9 RELEASE. The Borrowers, on behalf of themselves, and all persons and entities claiming by, through, or under any one or more of them, hereby jointly and severally release, waive and forever discharge each Lender, and each Lender's officers, directors, attorneys, agents, affiliates, and successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of actions, suits, disputes, claims, counterclaims and/or liabilities, cross claims, defenses, and any claims for avoidance or other remedies available to a debtor, its estate or any trustee or representatives thereof, whether now known or unknown, suspected or unsuspected, past or present, asserted or unasserted, contingent or liquidated, whether or not well founded in fact or law, whether in contract, in tort or otherwise, at law or in equity, based upon, relating to or arising out of any and all transactions, relationships or dealings with or loans made to the Borrowers pursuant to the Loan Documents which the Borrowers had or now have, claim to have had, now claim to have or hereafter can, shall or may claim to have against any Lender, for or by reason of any cause, matter, or thing whatsoever arising from the beginning of the world through the date hereof.

     8.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrowers contained in this Third Amendment and in all other documents and instruments executed in connection herewith or otherwise relating to this Third Amendment shall survive the execution of this Third Amendment and are material and have been or will be relied upon by the Lender Group, notwithstanding any investigation made by any person, entity or organization on the Lender Group's behalf. No implied representations or warranties are created or arise as a result of this Third Amendment or the documents comprising or relating to this Third Amendment.

     8.11 HEADINGS. The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this Third Amendment.

     8.12 GOVERNING LAW. This Third Amendment and all documents and instruments executed in connection herewith or otherwise relating to this Third Amendment shall be construed in accordance with and governed by the internal laws of the State of New York without reference to conflict of laws principles.

     8.13 INTEGRATION. This Third Amendment and all documents and instruments executed in connection herewith or otherwise relating to this Third Amendment, including, without limitation, the Loan Documents, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

     8.14 AMENDMENT AND WAIVER. No amendment of this Third Amendment, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

     8.15 SUCCESSORS AND ASSIGNS. This Third Amendment and the other Loan
Documents: (i) shall be binding upon the Lender Group, the Borrowers, and upon their respective heirs, nominees, successors and assigns, and (ii) shall inure to the benefit of the Lender Group and the Borrowers; provided, however, that neither the Borrowers nor any of them may assign any rights hereunder or any interest herein without obtaining the prior written consent of the Lender Group, and any such assignment or attempted assignment shall be void and of no effect with respect to the Lender Group.

     8.16 SEVERABILITY OF PROVISIONS. Any provision of this Third Amendment that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Third Amendment are declared to be severable.

     8.17 CONFLICTING PROVISIONS. To the extent that any of the terms in this Third Amendment contradict any of the terms contained in any of the other Loan Documents including, but not limited to, the Credit Agreement, the terms of this Third Amendment shall control.

     8.18 JOINT AND SEVERAL LIABILITY. The obligations and liabilities of the Borrowers hereunder and under the other Loan Documents are joint and several.

     8.19 COUNTERPARTS; EFFECTIVENESS. This Third Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Third Amendment. This Third Amendment shall be deemed to have been executed and delivered when the Lender Group has received counterparts hereof executed by all parties listed on the signature pages hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Third Amendment to be executed as of the date first above written.



                                     CONDOR TECHNOLOGY
                                     SOLUTIONS, INC., COMPUTER
                                     HARDWARE MAINTENANCE
                                     COMPANY, INC., CORPORATE
                                     ACCESS, INC., DECISION
                                     SUPPORT TECHNOLOGY, INC.,
                                     FEDERAL COMPUTER
                                     CORPORATION, GLOBAL CORE
                                     STRATEGIES ACQUISITION,
                                     INC., INTERACTIVE SOFTWARE
                                     SYSTEMS INCORPORATED,
                                     INVENTURE GROUP, INC., LINC
                                     SYSTEMS CORPORATION, LOUDEN
                                     ASSOCIATES, INC.,
                                     MANAGEMENT SUPPORT
                                     TECHNOLOGY CORP., MIS
                                     TECHNOLOGIES, INC.,
                                     POWERCREW, INC., TITAN
                                     TECHNOLOGIES GROUP L.L.C.,
                                     U.S. COMMUNICATIONS, INC.,
                                     as Borrowers


                                     by:  /S/ WILLIAM J.CARAGOL
                                        _____________________________
                                          William J. Caragol
                                          Vice President and
                                          Chief Financial Officer


                                     CONDOR SYSTEM SOLUTIONS, INC.,
                                     as Borrower


                                     By:  /S/ WILLIAM J. CARAGOL
                                        _____________________________

                                          William J. Caragol
                                          President

                                     FIRST UNION NATIONAL BANK,
                                     as Collateral Agent,
                                     Administrative Agent and
                                     Issuing Lender


                                     By:  /S/ JILL W. AKRE
                                        _____________________________
                                          Jill W. Akre
                                          Vice President


                                     FIRST UNION COMMERCIAL CORPORATION,
                                     as Swingline Lender


                                     By:    /S/ SHAUN V. KELLEY
                                        _____________________________
                                     Name:  SHAUN V. KELLEY
                                     Title: SENIOR VICE PRESIDENT



                                     STATE STREET BANK AND TRUST COMPANY,
                                     as Lender


                                     By:    /S/ KENNETH J. MOONEY
                                        _____________________________
                                            Kenneth J. Mooney
                                            Vice President

                                     FLEET BANK, N.A., as Lender


                                     By:    /S/ DANIEL D. BUTLER
                                        __________________________
                                            Daniel D. Butler
                                            Vice President


                                     MELLON BANK, N.A., as Lender


                                     By:    /S/ GREEN E. DIM
                                            Green E. Dim
                                            First Vice President


                                                     SCHEDULE 1
                                              (LENDERS AND COMMITMENTS)

------------------------------------ ------------------- ---------- --------------- ---------------

                                         REVOLVING       REVOLVING     TERM LOAN       TERM LOAN
                                          CREDIT          CREDIT       COMMITMENT      COMMITMENT
        LENDER                           COMMITMENT      COMMITMENT                    PERCENTAGE
                                                         PERCENTAGE
------------------------------------ ------------------- ---------- ---------------- --------------
------------------------------------ ------------------- ---------- ---------------- --------------
------------------------------------ ------------------- ---------- ---------------- --------------

First Union National Bank and
First Union Commercial
Corporation
One South Penn Square                    $14,000,000.00      40%     $24,937,500.00      100%
Widener Building, 4th Floor
Philadelphia, PA  19107
Attention:  Jill W. Akre
Telephone No: (215) 786-4135
Telecopy No:   (215) 973-8783
------------------------------------ ------------------- ---------- ---------------- --------------
------------------------------------ ------------------- ---------- ---------------- --------------

Fleet Bank, N.A.
111 Westminster
Mail Stop: RI MOM 20A                     $7,000,000.00      20%                  -        -
Providence, RI  02903
Attention:  Fred N. Manning
Telephone No: (401) 278-2904
Telecopy No:   (401) 278-6004
------------------------------------ ------------------- ---------- ---------------- --------------
------------------------------------ ------------------- ---------- ---------------- --------------
State Street Bank and Trust Company
225 Franklin Street, MAO-2
Boston, MA  02110-2804                    $7,000,000.00      20%                  -        -
Attention:  Joanne P. O'Keeffe
Telephone No: (617) 664-4475
Telecopy No:   (617) 664-4500
------------------------------------ ------------------- ---------- ---------------- --------------
------------------------------------ ------------------- ---------- ---------------- --------------

Mellon Bank, N.A.
Mellon Bank Center
1735 Market Street, 7th Fl.               $7,000,000.00      20%                  -        -
Philadelphia, PA  19103
Attention:  Green E. Dim
Telephone No: (215) 553-4828
Telecopy No:   (215) 553-4560
------------------------------------ ------------------- ---------- ---------------- --------------
------------------------------------ ------------------- ---------- ---------------- --------------

             TOTALS                      $35,000,000.00     100%     $24,937,500.00      100%
------------------------------------ ------------------- ---------- ---------------- --------------

                                       33